UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2014
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FIRST NBC BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Louisiana	001-35915	14-1985604
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Baronne Street New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (504) 566-8000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2014, First NBC Bank Holding Company (“First NBC”), the holding company for First NBC Bank, entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with State Investors Bancorp, Inc. (“SIBC”), the parent company for State-Investors Bank, and First NBC Acquisition Company, a Louisiana corporation and wholly-owned subsidiary of First NBC (“Merger Subsidiary”). The Merger Agreement provides for the merger of the Merger Subsidiary with and into SIBC, with SIBC as the surviving corporation, followed by the merger of SIBC with and into First NBC, with First NBC as the surviving corporation. Promptly following the holding company mergers, State-Investors Bank will merge with and into First NBC Bank.
Under the terms of the Merger Agreement, each share of SIBC common stock will be converted into cash in the amount of $21.25 per share at the effective time, and each issued and outstanding option to purchase a share of SIBC common stock, including any unvested option, which will become fully vested in connection with the completion of the merger, will be canceled and converted into cash in an amount equal to the difference between $21.25 and the exercise price of the stock option.
The Merger Agreement contains usual and customary representations, warranties and covenants of the parties. Included among the covenants contained in the Merger Agreement is the obligation of SIBC not to solicit, initiate, encourage or otherwise facilitate any inquiries or other proposals related to, participate in any discussions or negotiations regarding or furnish any nonpublic information related to, any alternative business combination transaction, subject to certain exceptions. In the event that SIBC receives an unsolicited proposal with respect to an alternative business combination transaction that its Board of Directors determines to be superior to the merger, First NBC will have an opportunity to match the terms of such proposal, subject to certain requirements.
The assertions embodied in the representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating terms. Moreover, the representations and warranties are subject to contractual standards of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between First NBC and SIBC rather than establishing matters as facts. For the foregoing reasons, no one should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information regarding First NBC or SIBC at the time they were made or otherwise. The representations and warranties of the parties will not survive the closing.
Consummation of the transactions contemplated by the Merger Agreement is subject to various customary conditions, including (i) the approval of the shareholders of SIBC, (ii) the receipt of certain regulatory approvals, (iii) the accuracy of the representations and warranties of the parties and compliance by the parties with their respective covenants and obligations under the Merger Agreement (subject to customary materiality qualifiers), and (iv) the absence of a material adverse change with respect to SIBC.
The Merger Agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the Merger Agreement if the closing has not occurred by August 30, 2015, and the right of SIBC to terminate the Merger Agreement, subject to certain conditions, to accept a business combination transaction deemed by its Board of Directors to be superior to the proposed merger. In certain circumstances, including with respect to a termination as a result of the acceptance of a superior proposal, SIBC may be required to pay a termination fee of $1.75 million in connection with, or following, the termination of the Merger Agreement.
The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference in its entirety.
The Merger Agreement has been approved by the boards of directors of each of First NBC and SIBC, and the Merger Agreement has been executed and delivered by each of the parties. Subject to the satisfaction of all closing conditions, including the receipt of all required regulatory and shareholder approvals, the transaction is expected to be completed in the second quarter of 2015. In connection with the execution of the Merger Agreement, certain directors and executive officers of SIBC entered into customary support agreements and voting agreements related to the transaction. The support agreements provide generally that the executing party will not solicit the former employees or customers of SIBC, or otherwise engage in banking activities, for a period of two years following the effective date of the merger, subject to certain exceptions. The voting agreements generally provide that the executing party will vote his or her shares in favor of the Merger Agreement, and against any competing acquisition proposal, at any special meeting of the SIBC shareholders called to consider such transaction(s).

Item 7.01    Regulation FD Disclosure.

A joint press release issued by First NBC and SIBC is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, supplemental information relating to the proposed transaction is attached as Exhibit 99.2 to this Current Report on Form 8-K.
The press release also announced that the ticker symbol for First NBC on the Nasdaq Global Select Market would change, effective January 1, 2015, from “NBCB” to “FNBC.”
As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information will not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings.
Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. First NBC cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving First NBC and SIBC, including future financial and operating results; First NBC’s plans, objectives, expectations and intentions; the expected timing of completion of the transaction and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite shareholder approvals; (ii) the risk that First NBC may be unable to obtain governmental and regulatory approvals required to consummate the proposed transaction, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iii) the risk that a condition to closing may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on merger-related issues; and (ix) other factors which First NBC discusses or refers to in the “Risk Factors” section of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement and First NBC undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

d.	Exhibits
Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated December 30, 2014, by and among First NBC Bank Holding Company, State Investors Bancorp, Inc. and First NBC Acquisition Company*
99.1	Press release, dated December 30, 2014, announcing Merger Agreement
99.2	Supplemental information, dated December 30, 2014, related to the proposed merger
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. First NBC undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: December 30, 2014

FIRST NBC BANK HOLDING COMPANY
By:	/s/ Ashton J. Ryan, Jr.
Ashton J. Ryan, Jr. Chairman, Chief Executive Officer and President

EXHIBIT INDEX
Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated December 30, 2014, by and among First NBC Bank Holding Company, State Investors Bancorp, Inc. and First NBC Acquisition Company*
99.1	Press release, dated December 30, 2014, announcing the Merger Agreement
99.2	Supplemental information, dated December 30, 2014, related to the proposed merger
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. First NBC undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission